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                                                                 EXHIBIT 10.14.3

                                AMENDMENT NO. 3
                                       TO
                                MASTER AGREEMENT


     This Amendment No. 3 to the Master Agreement ("Amendment No. 3") is made and entered into this 12th day of September 1995 by and among Orbital Sciences Corporation ("Orbital"), Orbital Communications Corporation ("ORBCOMM"), Teleglobe Inc. ("Teleglobe") and Teleglobe Mobile Partners ("Teleglobe Mobile").

                              W I T N E S S E T H

     WHEREAS, Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile previously entered into a Master Agreement dated as of June 30, 1993, Amendment No. 1 to the Master Agreement dated as of April 1, 1994 and Amendment No. 2 to the Master Agreement dated as of October 1, 1994 (as amended, the "Master Agreement"); and

     WHEREAS, Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile desire to further amend and modify the Master Agreement.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. Terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement.


     SECTION 2. The whereas clauses of the Master Agreement are amended and modified as follows:

     (a) The references to "ORBCOMM Development" and "ORBCOMM U.S." set forth in the fifth whereas clause of the Master Agreement are deleted and replaced with "ORBCOMM Global" and "ORBCOMM USA", respectively.

     (b) The seventh whereas clause of the Master Agreement is deleted in its entirety and replaced with the following:

          "WHEREAS, it is contemplated that ORBCOMM and Teleglobe shall make the capital contributions to fund the development, construction and operation of the ORBCOMM System as more fully described herein;"


     SECTION 3. Appendix C to the Master Agreement, which Appendix sets forth the Definitions, is hereby amended and modified as follows:
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     (a)  The definition of "Affiliate" is hereby deleted in its entirety and replaced with the following:

     ""Affiliate" has the meaning assigned thereto in the ORBCOMM Global Partnership Agreement."

     (b) The definition of "Definitive Agreements" is hereby deleted in its entirety and replaced with the following:

     ""Definitive Agreements" shall mean the Master Agreement, the ORBCOMM Global Partnership Agreement, the ORBCOMM USA Partnership Agreement, the ORBCOMM International Partnership Agreement, the ORBCOMM System Construction Agreement, the System Charge Agreement, the International System Charge Agreement, the Procurement Contract and the Proprietary Information and Non- Competition Agreement."

     (c) The definition of "Gateway Earth Station Equipment Contract" is deleted in its entirety.

     (d) The definition of "International System Charge and Marketing (Non-U.S.) Agreement" is hereby deleted in its entirety and replaced with the following:

     ""International System Charge Agreement" shall mean the International System Charge Agreement dated as of June 30, 1993 among ORBCOMM Global, Teleglobe Mobile and ORBCOMM International, as such agreement may be amended and restated from time to time."

     (e) The definition of "Master Agreement" is hereby deleted in its entirety and replaced with the following:

     ""Master Agreement" shall mean this Agreement, as it may be amended and restated from time to time."

     (f) The definition of "Master Network Control Center" shall be deleted in its entirety and replaced with the following:

     ""Master Network Control Center" shall mean the Network Control Center and the Satellite Control Center to be located in Dulles, Virginia."

     (g) The definition of "ORBCOMM Development" shall be deleted in its entirety and replaced with the following:





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     ""ORBCOMM Global" shall mean ORBCOMM Global, L.P., the limited partnership created pursuant to the ORBCOMM Global Partnership Agreement."

     (h) The definition of "ORBCOMM Development Partnership Agreement" shall be deleted in its entirety and replaced with the following:

     ""ORBCOMM Global Partnership Agreement" shall mean the limited partnership agreement dated as of June 30, 1993 between ORBCOMM and Teleglobe, as such partnership agreement may be amended and restated from time to time."

     (i) The definition of "ORBCOMM International Partnership Agreement" is deleted in its entirety and replaced with the following:

     ""ORBCOMM International Partnership Agreement" shall mean the limited partnership agreement dated as of June 30, 1993 between ORBCOMM and Teleglobe, as such partnership agreement may be amended and restated from time to time."

     (j)  The definition of "ORBCOMM Option" is deleted in its entirety.

     (k) The definition of "ORBCOMM System Construction Agreement" shall be deleted in its entirety and replaced with the following:

     ""ORBCOMM System Construction Agreement" shall mean the ORBCOMM System Construction Agreement dated as of June 30, 1993 between ORBCOMM and ORBCOMM Global, as such agreement may be amended and restated from time to time."

     (l) The definition of "ORBCOMM U.S." shall be deleted in its entirety and replaced with the following:

     ""ORBCOMM USA" shall mean ORBCOMM USA, L.P., the limited partnership created pursuant to the ORBCOMM USA Partnership Agreement."

     (m) The definition of "ORBCOMM U.S. Partnership Agreement" shall be deleted in its entirety and replaced with the following:

     ""ORBCOMM USA Partnership Agreement" shall mean the limited partnership agreement dated as of June 30, 1993 between ORBCOMM and Teleglobe Mobile Agreement, as such partnership agreement may be amended and restated from time to time."

     (n) The definition of "Participation Percentage" shall be deleted in its entirety and replaced with the following:





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     ""Participation Percentage" shall have the meaning assigned thereto in the
     ORBCOMM Global Partnership Agreement, the ORBCOMM International
     Partnership Agreement or the ORBCOMM USA Partnership Agreement, as the context may require."

     (o) The definition of "Proprietary Information and Non-Competition Agreement" shall be deleted in its entirety and replaced with the following:

     ""Proprietary Information and Non-Competition Agreement" shall mean the Proprietary Information and Non-Competition Agreement dated as of June 30, 1993 among Orbital, ORBCOMM, Teleglobe, Teleglobe Mobile, ORBCOMM Global, ORBCOMM USA and ORBCOMM International, as such agreement may be amended and restated from time to time."

     (p) The definition of "Satellite and Launch Services Contract" shall be deleted in its entirety.

     (q) The definition of "System Agreement" shall be deleted in its entirety.

     (r) The definition of "System Charge and Marketing (U.S.) Agreement" shall be deleted in its entirety and replaced with the following:

     ""System Charge Agreement" shall mean the System Charge Agreement dated as of June 30, 1993 between ORBCOMM and ORBCOMM USA, as such agreement may be amended and restated from time to time."

     (s) The definitions of "System Charge Revision Date", "Technical Assistance Center" and "Teleglobe Mobile Option Effective Date" shall be deleted in their entirety.

     (t) The definition of "Unrecouped Capital Preference" shall be deleted in its entirety and replaced with the following:

     ""Unrecouped Capital Preference" shall have the meaning assigned thereto in the ORBCOMM Global Partnership Agreement, the ORBCOMM International Partnership Agreement or the ORBCOMM USA Partnership Agreement, as the context may require."

      (u) Any remaining references to "ORBCOMM Development" or "ORBCOMM U.S." set forth in Appendix C shall be deleted and replaced with "ORBCOMM Global" and "ORBCOMM USA", respectively.

     (v) The following new definitions shall be added to Appendix C in the appropriate alphabetical order:





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          ""Procurement Contract" shall mean the Procurement Contract dated
     September 12, 1995 between Orbital and ORBCOMM Global as such agreement may be amended and restated from time to time."

     ""Restatement Date" shall have the meaning ascribed thereto in Section
     2.31 of the ORBCOMM Global Partnership Agreement."


     SECTION 4. Appendix D to the Master Agreement, which sets forth the Amended and Restated Agreement of Limited Partnership of ORBCOMM Global, L.P. is amended as follows:

     (a) The name of Appendix D shall be changed to be the "Amended and Restated Agreement of Limited Partnership of ORBCOMM Global, L.P."

     (b) Section 1.2 is hereby deleted in its entirety and replaced with the following:

          "Section 1.2. Name. The name of the Partnership shall be ORBCOMM Global, L.P., but the business of the Partnership may be conducted under any other name agreed to by the General Partners and, in such event, the General Partners shall notify the Partners of such name change promptly thereafter."

     (c) Section 2.19 is hereby deleted in its entirety and replaced with the following:

     "2.19.    Monthly Cash Requirements.  "Monthly Cash Requirements" for any
     month means the total cash amounts that the Partnership anticipates it will be obligated to pay for the next succeeding month, net of any anticipated cash receipts of the Partnership for such succeeding month."

     (d) Section 2.31 is hereby deleted in its entirety and replaced with the following:

     "2.31     Restatement Date.  "Restatement Date" means September 12, 1995."

     (e) Section 3.2(b) is deleted in its entirety and replaced with the following:

          "(b)  In accordance with the contribution schedule set forth in
     Section 3.5, and in addition to the capital contributions previously made pursuant to the Original Agreement or required to be made under Section 3.2(a), ORBCOMM hereby agrees to contribute in cash or in immediately available funds eighteen million three hundred twenty-five thousand one hundred forty-one dollars ($18,325,141) and (ii) Teleglobe Mobile hereby agrees to contribute in cash or in immediately available funds seventy-four million five hundred twenty-five thousand dollars ($74,525,000)."

     (f)  Sections 3.2(c), (d) and (e) are deleted in their entirety.





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     (g)  Section 3.3 shall be amended to insert the following at the end of such section:

     "In addition to the foregoing, in the event ORBCOMM fails to fulfill a Capital Obligation and fails to cure such failure within thirty (30) days after receiving notice from Teleglobe Mobile or any other General Partner, Orbital shall not be entitled to receive any portion of the incentive fees remaining to be paid pursuant to Article 14 of the Procurement Contract."

     (h) Section 3.5 is deleted in its entirety and replaced with the following:

          "3.5 Contribution Schedule. The Partners agree to contribute to the Partnership the amounts required to be contributed by them under Section 3.2(b) in cash or in immediately available funds in accordance with the following schedule:

               (a) On the Restatement Date, Teleglobe Mobile shall contribute to the Partnership an amount equal to twenty million dollars ($20,000,000);

               (b) Thereafter, the contributions required to be made pursuant to Section 3.2(b) shall be made as follows: each month ORBCOMM shall
          contribute an amount equal to fifty percent of    the Monthly Cash
          Requirements for such month, and Teleglobe Mobile shall contribute an amount equal to the balance of the Monthly Cash Requirements for such month, until such time as the sums of ORBCOMM's and Teleglobe Mobile's contributions in cash or in immediately available funds made pursuant to this Section 3.5(b) equals twenty million dollars ($20,000,000);

               (c) Thereafter, the contributions required to be made pursuant to Section 3.2(b) shall be made as follows: each month ORBCOMM shall contribute an amount equal to the product of (i) eight million three hundred twenty-five thousand one hundred forty-one dollars ($8,325,141) divided by fifty-two million eight hundred fifty thousand one hundred forty-one dollars ($52,850,141) and (ii) the Monthly Cash Requirements for such month, and Teleglobe Mobile shall contribute an amount equal to the balance of the Monthly Cash Requirements for such month, until such time as the sums of ORBCOMM's and Teleglobe Mobile's contributions in cash or in immediately available funds made pursuant to this Section 3.5 equals the amount required to be contributed by each Partner required by Section 3.2(b);

     (i) Section 3.6 is hereby deleted in its entirety and replaced with the following:





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          "3.6.     Loans.  (a)  Optional Loans.  Any General Partner shall
     have the right to make a loan of cash to the Partnership at any time on such terms as such General Partner may determine; provided, however, that in no event shall any such optional loan be secured by Partnership assets, bear interest or original issue discount, be with recourse to any Partner or replace any Partner's obligations to make capital contributions pursuant to this Section 3.

          (b) Stock Option Plan Loans. To the extent the Partnership has agreed to reimburse ORBCOMM for the costs paid by ORBCOMM pursuant to
     Section 6.06 of the Orbital Communications Corporation 1992 Stock Option Plan (including the payment by ORBCOMM of withholding taxes with respect to the exercise of stock options) in purchasing stock acquired by employees or former employees of the Partnership, ORBCOMM USA or ORBCOMM International (the "Stock Option Plan Costs"), ORBCOMM agrees to provide to the Partnership a loan in the amount of the Stock Option Plan Costs paid prior to January 1, 2001 (but only to the extent that such Stock Option Costs have been paid with respect to options granted prior to the Restatement Date). Such loan shall bear interest at the rate of eight per cent (8%) per annum and the principal and interest of such loan shall be repaid in whole or in part at such time as there is Partnership cash on hand available for distribution to the Partners, with the balance being repaid in three equal annual installments commencing on January 1, 2001 and ending on January 1, 2003."

     (j) Section 3.7 is hereby deleted in its entirety and replaced with the following:

          "3.7 Additional Capital Contributions. If the Partnership shall require additional capital contributions in excess of one hundred fifty-nine million eight hundred thousand dollars ($159,800,000), each Partner shall have the opportunity to contribute in cash or immediately available funds an amount equal to such excess multiplied by such Partner's Participation Percentage. Any such contribution shall increase the contributing Partner's Capital Preference in accordance with Section
     3.1. If either Partner declines to make a contribution pursuant to the preceding sentence, then:

               (a) The other Partner shall be entitled to contribute the amount so declined (in addition to any amount such Partner is entitled to contribute pursuant to the preceding sentence), and

               (b) The Partners' Participation Percentages shall be adjusted as follows:

                    (i) ORBCOMM's Participation Percentage shall be adjusted so as to equal the percentage equal to the quotient of (x) ORBCOMM's Capital Preference plus nine million two hundred fifty thousand dollars ($9,250,000), divided by (y) the aggregate Capital Preferences of the





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               Partners, both calculated after taking into account any
               additional capital contributions pursuant to this Section 3.7 plus nine million two hundred fifty thousand dollars ($9,250,000); and

                    (ii) Teleglobe Mobile's Participation Percentage shall be
               adjusted so as to equal one hundred per cent (so adjusted) (100%) minus ORBCOMM's Participation Percentage (so adjusted)."

     (k) Section 6.1(l) is hereby deleted in its entirety and replaced with the following:

          "(l)  Appoint or remove officers to the Partnership."


     (l) A new Section 6.3(c) is added following Section 6.3(b) that reads as follows:

          "(c) In the event that a Majority in Interest of the General Partners, each acting in the best interests of the Partnership, shall be unable to agree on exercising or enforcing the rights of the Partnership under the Procurement Agreement including, without limitation, the rights to exercise the options thereunder, to stop work, to request changes and to send notices to preserve or exercise any such rights, then the President of the Partnership shall decide on the appropriate action with respect to such rights, and the Partnership shall then act upon such decision."

     (m) Section 6.6 is deleted in its entirety and replaced with the following:

          "6.6 Designation of Officers. Subject to Section 6.1(l), officers of the Partnership shall be nominated by the President of the Partnership and elected by the General Partners and shall exercise such authority as they are granted by the General Partners. If an officer is an employee of a General Partner, the Partnership will promptly reimburse such General Partner the pro rata share of expenses, including compensation and overhead, attributable to such officer of the Partnership by reference to the share of his or her total time spent upon Partnership operations. Without limiting the foregoing, the General Partners shall, no later than promptly following the Restatement Date, appoint one or more officers to have such authority as the General Partners determine to be appropriate to act for the Partnership with respect to the Construction Contracts after the Restatement Date."

     (n) Section 6.7 is deleted in its entirety and replaced with the following:

          "6.7 Removal of Officers. Any officer of the Partnership may be removed at any time and for any reason by approval or written consent of the General Partners. Any officer removed pursuant to this Section shall remain entitled to exculpation and indemnification from the Partnership pursuant to Section 7.3 with respect to any matter arising prior to his or her removal."





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
     (o) Section 6.10 is deleted in its entirety and replaced with the following:

          "6.10  [RESERVED]."

     (p) Section 11.1 is amended to provide that copies of notices to be delivered to Teleglobe Mobile shall be sent c/o Teleglobe at the address set forth therein to the attention of the Executive Vice President, Corporate Development and Corporate Secretary.

     (q) A new Section 12.11 is added after Section 12.10 that reads as follows:

     "12.11.   Dispute Resolution.  Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement shall be resolved in accordance with Section 13.4 of the Master Agreement."

     (r) All remaining references to "ORBCOMM U.S." shall be deleted and replaced with "ORBCOMM USA".


     SECTION 5. A new Section 4.1(h) is added to the Master Agreement following Section 4.1(g) that reads as follows:

     "(h) Transfer of ORBCOMM Employees. By January 1, 1996, transfer all of the employees of ORBCOMM to ORBCOMM Global, ORBCOMM USA or ORBCOMM International, as the case may be.


     SECTION 6.  A new Section 4.4 is added to the Master Agreement following
Section 4.3 that reads as follows:

     "4.4 Affirmative Covenants of the Partners. Each of ORBCOMM and Teleglobe Mobile covenant and agree that the headquarters facilities for ORBCOMM Global shall be relocated from 21700 Atlantic Boulevard, Dulles Virginia to another facility upon the approval by the general partners of ORBCOMM Global of a capital budget and plan for such relocation. The President of ORBCOMM Global shall submit to each of its general partners for their approval a capital expenditure budget and plan for such relocation, which approval by such general partners shall not be unreasonably withheld. The fact that the Dulles facility may be less expensive shall not be a basis for withholding approval of a proposed relocation plan and budget if such plan and budget are otherwise reasonable and consistent with applicable market requirements and conditions."





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

     SECTION 7. Article V of the Master Agreement is hereby amended and modified as follows:

     (a) Section 5.2(a) of the Master Agreement shall be deleted in its entirety and replaced with the following:

     "(a) The ORBCOMM Global Partnership Agreement shall, without any action by the partners of ORBCOMM Global, be amended and restated in its entirety as set forth in Appendix D."

     (b) Sections 5.2(d), 5.2(e) and 5.2(f) of the Master Agreement are deleted in their entirety.

     (c) Section 5.3 of the Master Agreement is deleted in its entirety and replaced with the following:

     "5.3 ORBCOMM System FCC Licenses. Orbital and ORBCOMM jointly and severally represent and warrant to Teleglobe and Teleglobe Mobile that, upon the exercise of the Teleglobe Mobile Option, ORBCOMM has obtained all FCC licenses required to construct the Phase 1B System except as specified in Schedule 5.3."


     SECTION 8. Section 9.2 of the Master Agreement shall be deleted in its entirety and replaced with the following:

     "9.2 Orbital Guaranty. Orbital hereby unconditionally and absolutely guarantees the full and punctual payment of all of ORBCOMM's payment obligations under the Definitive Agreements to which it is a party . Upon failure of ORBCOMM to pay any of its payment obligations under any of the Definitive Agreements to which it is a party, Orbital shall on demand pay such obligation in the manner specified in such Definitive Agreement and none of the beneficiaries of this guaranty shall have any obligation to proceed to first preserve, use or exhaust any right or remedy it may have against ORBCOMM."


     SECTION 9. Section 10 of the Master Agreement is amended and modified as follows:

     (a) Sections 10.1 and 10.2 are hereby deleted in their entirety and replaced with the following:

     "10.1     Change of Control.    (a) In the event of a Change of Control of
     Orbital or Teleglobe, as the case may be (the "Change of Control Party"), Teleglobe Mobile or ORBCOMM, as the case may be (the "Non-Change of Control Party"), shall have the option to:





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          (i)  for a period of 180 days from such Change of  Control (the
     "Option Period"), cause the Change of Control Party to purchase the Non-Change of Control Party's interest in each of ORBCOMM Global, ORBCOMM USA and ORBCOMM International at an aggregate price equal to the greater of (A) the Non-Change of Control Party's aggregate Unrecouped Capital Preferences in such partnerships and (B) the Non-Change of Control Party's direct and indirect Participation Percentage in each such partnership multiplied by the Fair Market Value of each such partnerships as determined in accordance with Section 10.1(d); or

          (ii) cause the General Partners of ORBCOMM Global to adopt a resolution providing that in the event there is a deadlock on a matter requiring the approval of a Majority in Interest of the Partners, the President of ORBCOMM Global shall be entitled to decide on such matter by way of a casting vote or otherwise, as deemed appropriate by the Non-Change of Control Party, notwithstanding any contrary provision set forth in the ORBCOMM Global Partnership Agreement. Such resolution shall be automatically deemed adopted by the General Partners upon the written election by the Non-Change of Control Party to require that such resolution be adopted.

          (b) The Non-Change of Control Party shall exercise the Section 10.1(a)(i) option by delivering to the Change of Control Party a written notice of exercise ("the "Option Exercise Notice") within the Option Period.

          (c) For purposes of Section 10.1(a), (i) a "Change of Control" shall be deemed to occur if a Person or "group," as such term is used in Rule 13d-5(b)(1) or 14(d)(2) under the Securities Exchange Act, becomes the beneficial owner of more than 50% of the voting power represented by Orbital's or Teleglobe's , as the case may be, outstanding securities; provided however, that a Change of Control shall not be deemed to have occurred with respect to (A) Orbital if the Person who acquires such securities is Teleglobe or an Affiliate of Teleglobe and (B) Teleglobe if the Person or group who acquires such securities is or includes as its largest member (x) Orbital or an Affiliate of Orbital or (y) a Person that owns, directly or indirectly, fifteen percent or more of the voting power represented by outstanding securities of Teleglobe as of the Restatement Date, or an affiliate of such Person.

          (d) "Fair Market Value" shall mean the aggregate total value of ORBCOMM Global, ORBCOMM USA and ORBCOMM International as of the date of the Change of Control valued on the basis of an arms' length transaction between a willing buyer and a willing seller involving the sale of all partnership interests, determined in the manner specified in this Section 10.1(d). Any determination of Fair Market Value pursuant to this Section
     10.1 shall be final, binding and conclusive on the parties. Fair Market Value shall be determined as follows:





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
               (i) Promptly after delivery of the Option Exercise Notice, Orbital and Teleglobe shall attempt in good faith to agree on the Fair Market Value. If Orbital and Teleglobe agree on a value (regardless of when such agreement is reached, and





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
     notwithstanding the pendency of appraisal efforts pursuant to this Section), such value shall be the Fair Market Value.

               (ii) If Orbital and Teleglobe fail to reach such an agreement within one month after the delivery of the Option Exercise Notice, they shall each select an independent appraiser who is one of the "Big Six" United States accounting firms . If either Orbital or Teleglobe shall fail to select an appraiser within twenty (20) days after the expiration of the one-month period referred to in the preceding sentence, the Fair Market Value shall be determined by the appraiser selected by the other. Following such selection, each such appraiser shall determine the aggregate total value of ORBCOMM Global, ORBCOMM USA and ORBCOMM International as quickly as practicable, and in any event within forty-five (45) days after the last appraiser has been selected, and give notice of such determination to Orbital and Teleglobe. If either appraiser shall fail to make such a determination of value within forty-five days after the last appraiser has been selected, the Fair Market Value shall be the value determined by the other appraiser. If the greater of the two values determined by such two appraisers is within 10% of the lesser of such two values, the Fair Market Value shall be the average of such two values.

               (iii) If the greater of the two values determined by such two appraisers is not within 10% of the lesser of such two values, such two appraisers shall select a third independent appraiser who shall be one of the "Big Six" United States accounting firms and who shall as quickly as practicable, but in no event later than forty-five days after appointment, select one of the values determined by the first two appraisers as the value that more closely approximates the correct fair market value, and such value selected by the third appraiser shall be Fair Market Value.

               (iv) Orbital and Teleglobe agree to cooperate with one another and with the appraisers in determining Fair Market Value. Orbital and Teleglobe shall each bear its own out-of-pocket expenses incurred in connection with the determination of Fair Market Value, including without limitation the fees and expenses of the appraiser selected by each, and one-half of the fees and expenses of the third appraiser, if any."

     (b)  A new Section 10.2 is added to the Master Agreement following Section
10.2 that reads as follows:

     "10.2     Transfer of FCC Licenses for the ORBCOMM System.  Subject to the
     receipt of all necessary governmental approvals, including all approvals required under the rules and regulations of the FCC, upon the Change of Control of Orbital, Orbital agrees to cause ORBCOMM to transfer to ORBCOMM USA at no additional cost any and all FCC licenses then held by ORBCOMM relating to the construction, launch or operation of the ORBCOMM System."





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
     SECTION 10. Section 13.1 of the Master Agreement is amended to provide that copies of notices to be delivered to Orbital shall be sent to the attention of the Executive Vice President and General Manager/Communications and Information Systems Group and that copies of notices to be delivered to Teleglobe, and Teleglobe Mobile c/o Teleglobe, shall be sent to the attention of the Executive Vice President, Corporate Development and Corporate Secretary.


     SECTION 11. Section 13.2 of the Master Agreement is amended to delete the phrase "and that Teleglobe shall bear half of the fees and expenses of Ropes & Gray incurred by Orbital in assisting in structuring the transactions contemplated by and preparing the Definitive Agreements up to a maximum of U.S.$75,000" set forth therein.


     SECTION 12. Section 13.4(a) is deleted in its entirety and replaced with the following:

     "Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement or any Definitive Agreement (other than the Procurement Contract) or any breach hereof or thereof, shall be submitted to a representative management panel of Orbital and Teleglobe, provided that in the case of the ORBCOMM System Construction Agreement, the System Charge Agreement and the International System Charge Agreement, ORBCOMM Global shall be entitled to representation on such management panel. Each of Orbital and Teleglobe (and where applicable, ORBCOMM Global) may appoint up to two individuals to such panel. The members of such panel shall be appointed by each party within ten (10) days of the receipt by either Orbital or Teleglobe (or where applicable, ORBCOMM Global) of notice of the existence of such controversy or claim. The unanimous decision and agreement of such panel shall resolved the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such panel, it shall be brought before the Presidents of Orbital and Teleglobe (and where applicable, ORBCOMM Global) for final resolution. If such individuals are unable to resolve the matter within thirty (30) days of the submission of such controversy or claim to such individuals, either Orbital or Teleglobe may remove the controversy or claim for arbitration in accordance with
     Section 13.4(b)."

     SECTION 13. Appendices G, H, I and J of the Master Agreement are deleted in their entirety.


     SECTION 14. Any remaining references to "ORBCOMM Development" or "ORBCOMM U.S." set forth in the Master Agreement shall be deleted and replaced with "ORBCOMM Global" and "ORBCOMM USA", respectively.

     SECTION 15. The parties agree and agree on behalf of each of ORBCOMM Global, ORBCOMM USA and ORBCOMM International that, upon the restatement of any of the Definitive Agreement to incorporate all the amendments thereto executed prior to or concurrently with the Restatement Date into one agreement, counsel representing Teleglobe and Orbital shall be entitled to correct any and all inadvertent or typographical errors and make any inconsistent terms consistent.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Master Agreement as of the day and year first above written.


                              ORBITAL SCIENCES CORPORATION


                              By: /s/ Bruce W. Ferguson
                                  ------------------------------------
                                   Name: Bruce W. Ferguson
                                   Title: Executive Vice President and General
                                          Manager/Communications and
                                          Information Systems Group


                              ORBITAL COMMUNICATIONS CORPORATION


                              By:  /s/ Alan L. Parker
                                   -----------------------------------
                                   Name: Alan L. Parker
                                   Title: President

                              TELEGLOBE INC.


                              By:  /s/ Guthrie J. Stewart
                                   -----------------------------------
                                   Name: Guthrie J. Stewart
                                   Title: Executive Vice President, Corporate
                                          Development and Corporate Secretary

                              TELEGLOBE MOBILE PARTNERS

                              By:  Teleglobe Mobile Investment Inc.,
                                   its Managing Partner


                              By:  /s/ Guthrie J. Stewart
                                   -----------------------------------
                                   Name: Guthrie J. Stewart
                                   Title: Chairman of the Board and
                                          Chief Executive Officer